Media Contact:	Investor Contacts:
Eric Boomhower	Iris Griffin	Byron Hinson
(803) 217-7701	(803) 217-6642	(803) 217-5352
eboomhower@scana.com	igriffin@scana.com	bhinson@scana.com

SCANA Reports Financial Results for First Quarter 2013

Cayce, S.C., April 25, 2013... SCANA Corporation (NYSE: SCG) today announced earnings for the first quarter of 2013 of $151 million, or basic earnings per share of $1.13, compared to $121 million, or basic earnings per share of 93 cents, for the first quarter of 2012.

“The first quarter of 2013 was eventful as SCANA poured the first new nuclear concrete in America in over three decades,” said Jimmy Addison, executive vice president and chief financial officer.  “Financially, margins were higher than last year due to continued customer growth as well as rate increases at South Carolina Electric & Gas Company and improved results in our Georgia businesses.  Last year, we experienced one of the mildest winters on record, which negatively impacted the earnings of our Georgia retail gas business.”

FINANCIAL RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

Reported earnings in the first quarter of 2013 at South Carolina Electric & Gas Company (SCE&G), SCANA’s principal subsidiary, were $92 million, or basic earnings per share of 68 cents, compared to $72 million, or basic earnings per share of 55 cents, in the first quarter of 2012. The increase in earnings was due to higher margins from base rate increases, along with customer growth. These margin increases were partially offset by increases in interest and depreciation expenses and share dilution. At March 31, 2013, SCE&G was serving approximately 673,000 electric customers and approximately 325,000 natural gas customers, up 0.8 and 1.8 percent, respectively, over 2012.

PSNC Energy

PSNC Energy, the Company’s North Carolina-based retail natural gas distribution subsidiary, reported first quarter 2013 earnings of $32 million, or 24 cents per share, compared to $31 million, or 24 cents per share, in the first quarter of 2012. Increases in margin due to customer growth were partially offset by higher operations and maintenance expenses and depreciation expenses. At March 31, 2013, PSNC Energy was serving approximately 500,000 customers, an increase of 2.2 percent over the previous year.

SCANA Energy - Georgia

SCANA Energy, the Company’s retail natural gas marketing business in Georgia, reported first quarter 2013 earnings of $22 million, or 16 cents per share, compared to $11 million, or 9 cents per share, in the first quarter of 2012. The increase is primarily attributable to increased throughput during the first quarter of 2013 as the weather was extremely mild in the first quarter of 2012.

Corporate and Other, Net

SCANA’s corporate and other businesses, which include Carolina Gas Transmission, SCANA Communications, ServiceCare, SCANA Energy Marketing and the holding company, reported earnings of $6 million, or 5 cents per share, compared to earnings of $7 million, or 5 cents per share in the first quarter of 2012.

EARNINGS OUTLOOK

The Company reaffirmed its guidance for 2013 basic earnings per share to be in the range of $3.25 to $3.45. The Company continues to target an average annual earnings growth rate of 3 to 6 percent over the next 3 to 5 years. Factors and risks that could impact future earnings are discussed in the Company’s filings with the Securities and Exchange Commission and below under the Safe Harbor Statement.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 3:00 p.m. ET on Thursday, April 25, 2013. The call-in numbers for the conference call are 1-800-860-2442 (US), 1-866-605-3852 (Canada) and 1-412-858-4600 (International). Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available approximately 2 hours after conclusion of the call through May 10, 2013. The telephone replay numbers are 1-877-344-7529 (US) and 1-412-317-0088 (Canada/International). The passcode for the telephone replay is 10027011.

All interested persons, including investors, media and the general public, may listen to a live webcast and access related presentation materials of the conference call at the Company’s website at www.scana.com. Participants should go to the website at least 5 to 10 minutes prior to the call start time and follow the instructions.

PROFILE

SCANA Corporation, headquartered in Cayce, S.C., is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 673,000 electric customers in South Carolina and more than 1.2 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s website at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2) regulatory actions, particularly changes in rate regulation, regulations governing electric grid reliability, environmental regulations, and actions affecting the construction of new nuclear units; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA; (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets; (6) the impact of conservation and demand side management efforts and/or technological advances on customer usage; (7) growth opportunities for SCANA’s regulated and diversified subsidiaries; (8) the results of short- and long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity; (9) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (10) the effects of weather, including drought, especially in areas where the generation and transmission facilities of SCANA and its subsidiaries (the Company) are located and in areas served by SCANA's subsidiaries; (11) payment and performance by counterparties and customers as contracted and when due; (12) the results of efforts to license, site, construct and finance facilities for electric generation and transmission; (13) maintaining creditworthy joint owners for SCE&G’s new nuclear generation project; (14) the ability of suppliers, both domestic and international, to timely provide the labor, components, parts, tools, equipment and other supplies needed, at agreed upon prices, for our construction program, operations and maintenance; (15) the results of efforts to ensure the physical and cyber security of key assets and processes; (16) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (17) the availability of skilled and experienced human resources to properly manage, operate, and grow the Company’s businesses; (18) labor disputes; (19) performance of SCANA’s pension plan assets; (20) changes in taxes; (21) inflation or deflation; (22) compliance with regulations; (23) natural disasters and man-made mishaps that directly affect our operations or the regulations governing them; and (24) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or SCE&G with the United States Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements.

FINANCIAL INFORMATION

Condensed Consolidated Statements of Income
(Millions, except per share amounts) (Unaudited)
	Quarter Ended
	March 31,
	2013	2012
Operating Revenues:
Electric	$583	$545
Gas-Regulated	382	277
Gas-Nonregulated	346	285
Total Operating Revenues	1,311	1,107

Operating Expenses:
Fuel Used in Electric Generation	186	181
Purchased Power	7	6
Gas Purchased for Resale	501	366
Other Operation and Maintenance	176	175
Depreciation and Amortization	93	89
Other Taxes	55	52
Total Operating Expenses	1,018	869

Operating Income	293	238

Other Income (Expense)
Other Income	13	14
Other Expense	(12)	(10)
Interest Charges, Net	(75)	(72)
Allowance for Equity Funds Used During Construction	4	3
Total Other Expense	(70)	(65)

Income Before Income Tax Expense	223	173
Income Tax Expense	72	52

Net Income	$151	$121

Basic Earnings Per Share of Common Stock	$1.13	$0.93
Diluted Earnings Per Share of Common Stock(1)	$1.11	$0.91
Weighted Average Shares Outstanding (Millions):
Basic	134.4	130.3
Diluted(1)	136.1	132.2
Dividends Declared Per Share of Common Stock	$0.5075	$0.495

Note (1): In May 2010, SCANA entered into an equity forward sales agreement which was settled via the issuance of 6.6 million shares of common stock in early March 2013. Diluted earnings per share reflects the Company’s use of the treasury stock method during periods in which the forward was outstanding and the average market price of SCANA’s common stock was above the per share adjusted forward sales price.

Earnings per Share by Company:
(Unaudited)
	Quarter Ended
	March 31,
	2013	2012
SC Electric & Gas	$0.68	$0.55
PSNC Energy	0.24	0.24
SCANA Energy-Georgia	0.16	0.09
Corporate and Other	0.05	0.05
Basic Earnings per Share	$1.13	$0.93
Diluted Earnings per Share(1)	$1.11	$0.91

Variances in Earnings per Share:
(Unaudited)
Quarter Ended
March 31,
2012 Basic Earnings per Share	$0.93

Variances:
Electric Margin	0.14
Natural Gas Margin	0.16
Operations & Maintenance Expense	(0.01)
Interest Expense (Net of AFUDC)	(0.01)
Depreciation	(0.02)
Other Taxes	(0.01)
Other	(0.02)
Dilution	(0.03)
Variances in Earnings per Share	0.20

2013 Basic Earnings per Share	$1.13
Additional Dilution re: Potential Common Stock(1)	(0.02)
2013 Diluted Earnings per Share(1)	$1.11